UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 8, 2017

Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 100 Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 8, 2017, Chimerix, Inc. (the “Company”) entered into an at the market issuance, or ATM, Sales Agreement (the “Agreement”) with Cowen and Company, LLC (“Cowen”), under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, $0.001 per share, having aggregate gross proceeds of up to $75 million (the “Shares”) through or to Cowen as the Company’s sales agent or as principal. Cowen will use commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). Cowen may sell the Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended. The Company will pay Cowen a commission equal to 3.0% of the gross sales proceeds of any Shares sold through Cowen under the Agreement. The Company also provided Cowen with customary indemnification and contribution rights.

The Company is not obligated to make any sales of common stock under the Agreement and may at any time suspend solicitation and offers under the Agreement. The offering of Shares pursuant to the Agreement will terminate upon the earlier of (i) the sale of all common stock subject to the Agreement or (ii) termination of the Agreement in accordance with its terms.

The issuance and sale of the Shares by the Company under the Agreement, if any, is subject to the effectiveness of the Company’s registration statement on Form S-3, filed with the Securities and Exchange Commission concurrently with this Current Report on Form 8-K on November 8, 2017. The Company cannot make assurances as to if or whether this registration statement will become effective or, if it does become effective, as to the continued effectiveness of the registration statement. The Company filed a prospectus supplement with the Securities and Exchange Commission concurrently with this Current Report on Form 8-K on November 8, 2017 in connection with the offer and sale of the Shares pursuant to the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Sales Agreement, dated November 8, 2017, by and between Chimerix, Inc. and Cowen and Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: November 8, 2017
	By:	/s/ Timothy W. Trost
Timothy W. Trost
Senior Vice President, Chief Financial Officer and Corporate Secretary